Exhibit 99.1

FCC approves CenturyTel and EMBARQ merger

Transaction has now received all necessary approvals

CenturyTel, Inc. (NYSE: CTL) and Embarq Corporation (NYSE: EQ) today announced that CenturyTel’s pending acquisition of EMBARQ has received approval from the Federal Communications Commission (FCC). The merger now has received all necessary approvals, and the companies expect the merger to be effective on July 1, 2009.

“The FCC’s approval is a significant and exciting milestone toward completing the merger,” said Glen F. Post III, CenturyTel’s chairman and chief executive officer. “It has been a rigorous review process and we are pleased to have the FCC’s approval and recognition that the combination of CenturyTel and EMBARQ offers many benefits to our customers and the communities we serve.”

“We have committed to the FCC that we will remain focused on infrastructure development and broadband deployment after completion of the merger,” said Tom Gerke, EMBARQ’s chief executive officer. “Our combined company is committed to investing in our communities and providing our customers high-quality, reliable communications and expanded broadband services.”

The FCC memorandum and order approving the merger can be found on the FCC website at: http://hraunfoss.fcc.gov/edocs_public/attachmatch/FCC-09-54A1.doc. CenturyTel and EMBARQ have already received all necessary approvals from the states in which CenturyTel and EMBARQ provide local service, as well as that of their respective shareholders, who overwhelmingly approved all proposals related to the merger on Jan. 27, 2009. On Nov. 24, 2008, the companies also received early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

About CenturyTel

CenturyTel (NYSE: CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. EMBARQ has operations in 18 states and is in the Fortune 500® list of America’s largest corporations. For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network®—all on one monthly bill. For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services. For more information, visit embarq.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “ safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of EMBARQ operations into CenturyTel will be greater than expected, the ability of the combined company to retain and hire key personnel, the impact of regulatory, competitive and technological changes and other risk factors relating to our industry as detailed from time to time in each of CenturyTel’s and EMBARQ’s reports filed with the Securities and Exchange Commission. There can be no assurance regarding the timing or consummation of the merger. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless legally required, CenturyTel and EMBARQ undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.